POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby
constitutes and appoints each of Michael R. Putnam and
Jeffrey S. Brown, or either of them signing singly, and with full power of substitution,the undersigned's true and lawful attorney in fact to:
(1) prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and
Exchange Commission (the "SEC") Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make
electronic filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934 or any rule or
regulation of the SEC;
(2) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of
ManTech International Corporation (the "Company"),
Forms 3,4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete
and execute any such Form 3,4,or 5,complete and execute any
amendment or amendments thereto, and timely file such form
with the SEC and any stock exchange or similar authority; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to,in the best interest of, or legally required by, the undersigned, it being understood that the
documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in
such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's
discretion.

The undersigned hereby grants to each such attorney in fact
full power and authority to do and perform any and every act and thing whatsoever requisite,necessary, or proper to
be done in the exercise of any of the rights and powers
herein granted, as fully to all intents and purposes as
the undersigned might or could do if personally present
with full power of substitution or revocation,hereby
ratifying and confirming all that such attorney in fact, or
such attorney in fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this power of
attorney and the rights and powers herein granted.  The
undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3,4, and 5 with respect to the undersigned's
holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a
signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 15 day of January, 2008.

   Signature
   /s/ James D. Bryan

   Print Name
   James D. Bryan